SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2005

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

213-613-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Acquisition of Assets

On March 2 2005, TPG/CalSTRS, LLC, a joint venture between Thomas Properties Group, L.P. (an affiliate of Thomas Properties Group, Inc. (the “Company”)) and California State Teachers’ Retirement System (“CalSTRS”), completed the acquisition of four properties described below (collectively, the “Properties”) from affiliates of Equity Office Properties Trust listed below (collectively, “EOP”). The Properties are located in the western suburbs of Philadelphia totaling 862,948 square feet of office space.

The Properties acquired are:

•	Four Falls Corporate Center in Conshohocken – A two-building complex, developed in 1987, totaling 254,080 square feet served by a six-story 1,035 space parking structure. The buildings are joined by a soaring six-story, 3,300 square foot central glass atrium with fountains and pedestrian bridges.

•	Oak Hill Plaza in Wayne/King of Prussia – A four-story, 164,360 square foot building with an elegant 1,500 square foot lobby and atrium. Built in 1982, the building has a 618 space surface parking lot.

•	Walnut Hill Plaza in Wayne/King of Prussia – The four-story office building, developed in 1986, totals 150,572 square feet with a 459 square surface parking lot. Its inviting lobby features stone water fountains and granite flooring.

•	Valley Square Office Park in Blue Bell – A five-building complex totaling 293,936 square feet set on 26 acres and located approximately 20 minutes west of Center City Philadelphia. Developed between 1982 and 1988, the buildings range in size from 18,564 square feet to 84,703 square feet served by a 965 space surface parking lot.

The purchase price of the Properties, which was determined through negotiations between the Company and EOP, was $136,000,000. The acquisition and closing costs were funded with $105 million of first mortgage financing proceeds at favorable interest-only rates and $35.2 million of equity provided by TPG/CalSTRS, LLC., of which the Company provided $8.8 million and CalSTRS provided $26.4 million.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired

Financial statements for the Properties will be filed by amendment as soon as practicable, but not later than May 16, 2005.

(b)	Pro forma financial information

Pro forma financial information for the Properties will be filed by amendment as soon as practicable, but not later than May 16, 2005.

(c)	Exhibits

Exhibit No.	Description

99.1—	Press Release of Thomas Properties Group, Inc. dated March 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

March 4, 2005